AMENDMENT NO. 8 TO
AMENDED AND RESTATED AGREEMENT
AND DECLARATION OF TRUST
OF AMERICAN CENTURY CALIFORNIA
TAX-FREE AND MUNICIPAL FUNDS

	THIS AMENDMENT NO. 8 TO
AMENDED AND RESTATED AGREEMENT
AND DECLARATION OF TRUST is hereby
adopted as of the 14th day of June, 2017, by the Trustees hereunder.

	WHEREAS, the Board of Trustees have
determined that it is in the best interests of American Century California Tax-Free and
Municipal Funds (the "Trust") to reorganize the
California Long-Term Tax-Free Fund into
California Intermediate-Term Tax-Free Bond Fund, in accordance with the terms of the relevant
Agreement and Plan of Reorganization approved by the Board of Trustees at its meeting on June 14, 2017, as a result of which shareholders will receive shares of the California Intermediate-Term Tax-
Free Bond Fund in exchange for their shares of the California Long-Term Tax-Free Fund, which will be liquidated and terminated.

	NOW, THEREFORE, BE IT
RESOLVED, that the aforementioned action shall take effect as of October 20, 2017; and

	RESOLVED, that Schedule A of the
Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect such action by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule
A attached hereto.


      This Amendment may be executed in
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.




      [Remainder of page intentionally left blank;
signature page to follow.]




IN WITNESS WHEREOF, a majority of
the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century California Tax-
Free and Municipal Funds

/s/ Tanya S. Beder
	/s/ Jeremy I. Bulow
Tanya S. Beder
	Jeremy I. Bulow

/s/ Anne Casscells
	/s/ Ronald J. Gilson
Anne Casscells
	Ronald J. Gilson

/s/ Frederick L.A. Grauer
	/s/ Jonathan D. Levin
Frederick L.A. Grauer
	Jonathan D. Levin

/s/ Peter F. Pervere
	/s/ John B. Shoven
Peter F. Pervere
	John B. Shoven

/s/ Jonathan S. Thomas
Jonathan S. Thomas


SCHEDULE A

American Century California Tax-Free and Municipal Funds


Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust
(and the Classes thereof), with the relative rights and preferences as described in Section 6:


Series								Class		Date of Establishment

California Tax-Free Money Market Fund			Investor Class		11/09/1983

California Intermediate-Term Tax-Free Bond Fund		Investor Class		11/09/1983
								I Class			03/01/2010*
								A Class		03/01/2010
								C Class		03/01/2010
								Y Class		04/10/2017

California High-Yield Municipal Fund			Investor Class		12/30/1986
								I Class			03/01/2010*
								A Class		05/08/2002
								C Class		05/01/2001
								Y Class		04/10/2017


This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

*Formerly Institutional Class; name changed to I Class on April 10, 2017.

77Q1(a)(2)


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